Kramer Levin Naftalis & Frankel LLP
919 THIRD AVENUE
NEW YORK, NY 10022  3852
TEL (212) 715-9100 FAX (212) 715-8000	PARIS 47, AVENUE HOCHE 75008 TEL (33-1) 44 09 46 00 FAX (33-1) 44 09 46 01

May 20, 2004

Guinness Atkinson Funds
21550 Oxnard Street, Suite 750
Woodland Hills, California 91367

Re:          Guinness Atkinson Funds, Registration No. 33-75340
Post Effective Amendment No. 36

Gentlemen:

We hereby consent to the reference of our firm as counsel in Post-Effective Amendment No. 36 to Guinness Atkinson Funds’ Registration Statement on Form N-1A. In addition, we hereby consent to the incorporation by reference of our opinion as to the legality of the securities being registered, which was filed on June 17, 1998 as an Exhibit to Post-Effective Amendment No. 11.

Very truly yours,
/s/ Kramer Levin Naftalis & Frankel LLP

Affiliate Offices Milan * Rome	Alliance Offices London * Brussels